Exhibit 10.7(c)

THE MANITOWOC COMPANY, INC.
2003 INCENTIVE STOCK AND AWARDS PLAN

Amended December 17, 2008, Effective January 1, 2005

1.            Purpose and Construction.

(a)           Purpose.  The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding people as officers, employees, consultants and advisors and (ii) to increase shareholder value.  The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)           Definitions.  All capitalized terms used in this Plan have the meanings given in Section 13.

2.             Administration.

(a)           Committee Administration.  The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan.  A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members present at a meeting at which a quorum is present must make all determinations of the Committee.  The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed.  All Committee determinations are final and binding.

(b)           Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee.  However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised.  The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants.  If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)           No Liability.  No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award.  The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

3.             Eligibility.  The Committee may designate from time to time the Participants to receive Awards under this Plan.  The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.  The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards.  In making such selection and determination, factors the Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions to the profitability and development of the Company; and (d) other compensation provided to the Participant.

4.             Discretionary Grants of Awards.

(a)           Terms and Conditions of Awards.  Subject to the terms of this Plan, the Committee has full power and authority to determine: (i) the type or types of Awards to be granted to each Participant; (ii) the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) any other terms and conditions of any Award granted to a Participant.  If the employment of a Participant shall terminate by reason of death or Disability, as to Awards held by the Participant as of the effective date of such termination of employment, all Options and SARs which are not yet vested shall be fully and immediately vested and exercisable, all restrictions on Restricted Stock shall be accelerated and deemed to have lapsed, and all  Performance Goals applicable to Performance Shares or Performance Units shall be deemed to have been achieved.  If the employment of a Participant shall terminate for any reason other than death or Disability, as to Awards held by the Participant of the effective date of such termination of employment, unless the Committee, in its sole discretion, shall otherwise determine, all nonvested Options and SARs, Restricted Stock as to which all restrictions have not lapsed, and all Performance Shares and Performance Units for which the Performance Goals have not been fully satisfied shall be immediately forfeited.  If the Committee determines not to require such immediate forfeiture, then the maximum exercise period which may be permitted for Options and SARs following such employment termination shall be the shorter of one year or the scheduled expiration date of the Award.

(b)           Single or Tandem Awards.  Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).  Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate.

5.             Shares Reserved under this Plan.

(a)           Plan Reserve.  An aggregate of 3,000,000 Shares are reserved for issuance under this Plan.  As to Awards that are (i) Restricted Stock, (ii) Performance Shares, or (iii) Performance Units that are paid in Shares or the value of which is based on the Fair Market Value of Shares, the Company may not issue, or make payments as to, more than 1,000,000 Shares in the aggregate.  The limitations of this subsection are subject to adjustments as provided in Section 11.

(b)           Replenishment of Shares Under this Plan.  The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards.  If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options.  If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, if Shares are used in connection with the satisfaction of tax obligations relating to an Award, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

(c)           Addition of Shares from Predecessor Plan.  After the Effective Date of this Plan, if any Shares subject to awards granted under The Manitowoc Company, Inc. 1995 Stock Plan would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Shares available under this Plan as determined under the first sentence of subsection (a).  Any such Shares will not be available for future awards under the terms of such prior plan.

(d)           Participant Limitations.  Subject to adjustment as provided in Section 11, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights not related to Options, for more than 300,000 Shares, (ii) receiving Awards of Restricted Stock in any single fiscal year of the Company relating to more than 200,000 Shares, (iii) receiving Performance Shares in any single fiscal year of the Company relating to more than 200,000 Shares; (iv) receiving Awards of Performance Units in any single fiscal year of the Company with a designated dollar value that exceeds $3,000,000 and/or receiving Awards of Performance Units in any single fiscal year of the Company, the value of which is based on the Fair Market Value of Shares, relating to more than 200,000 Shares.  In all cases, determinations under this Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6.             Options and Stock Appreciation Rights.

(a)           Eligibility for Options.  The Committee may grant Options to any Participant it selects.  The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)           Exercise Price of Options.  For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.  The Committee shall also determine the method or methods by which, and the forms or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(c)           Terms and Conditions of Options.  Subject to the terms of the Plan, an Option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than ten (10) years after the date of grant.  In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

(d)           Eligibility and Exercise Price for Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any Participant it selects.  Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Committee.  If the Stock Appreciation Right is granted independently of an Option, the exercise price of such Stock Appreciation Right shall be the Fair Market Value of a Share on the date of grant; provided, however, that the Committee may, in its discretion, fix an exercise price in excess of the Fair Market Value of a Share on such grant date.

(e)           Upon Exercise of a Stock Appreciation Right.  Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of Shares determined by dividing (i) the total number of Shares subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a Share on the day the right is exercised exceeds the exercise price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a Share on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of Shares subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of Shares and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Committee in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of Shares which may be received upon exercise of a Stock Appreciation Right for Common Stock shall not exceed the total number of Shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of Shares subject to the related Option or portion thereof.

(f)            Terms and Conditions of Stock Appreciation Rights.  Subject to the terms of the Plan, a Stock Appreciation Right will be exercisable at such times and subject to such conditions as the Committee specifies; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event a Stock Appreciation Right shall terminate no later than ten (10) years after the date of grant.

(g)           Tandem SARs and Options.  With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

7.             Restricted Stock, Performance Shares and Performance Units.

(a)           Eligibility for Restricted Stock, Performance Shares and Performance Units.  The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

(b)           Terms and Conditions.  Subject to the terms of the Plan, each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award.  However, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years.  The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares. Any Award of Performance Units must be paid before March 15 of the calendar year after the calendar year in which the recipient has a fully vested right to such Performance Stock Units.

8.             Transferability.  Except as otherwise provided in this Section, or as the Committee otherwise provides, each Award granted under this Plan is not transferable by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee).  A Participant may transfer Awards to (i) his or her spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners.  The transfer will be effective only if the Participant receives no consideration for such transfer.  Subsequent transfers of transferred Awards are prohibited except transfers to those persons or entities to which the Participant could have transferred such Awards, or transfers otherwise in accordance with this Section.

9.             Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)           Term of Plan.  This Plan will terminate on, and no Award may be granted after, the ten (10) year anniversary of the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b)           Termination and Amendment.  The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)            shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Code Section 162(m) so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

(ii)           shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or 5(d) (except as permitted by Section 11); (B) an amendment to shorten the restriction periods specified in Section 7(b); or (C) an amendment to the provisions of Section 9(e).

(c)           Amendment, Modification or Cancellation of Awards.  Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to any Awards by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 11), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 11(a).  Notwithstanding anything to the contrary in this Plan, the Committee shall have sole discretion to alter the selected Performance Goals subject to shareholder approval, to the extent required to qualify an Award for the performance-based exemption provided by Code Section 162(m) (or any successor provision thereto).  Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant an Award which does not qualify for the performance-based exemption under Code Section 162(m) (or any successor thereto), the Committee may make such grants without satisfying the requirements therefor.

(d)           Survival of Committee Authority and Awards.  Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination.  In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)           Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 11, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option or Stock Appreciation Right granted under this Plan to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.

(f)            Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes.  Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.  In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 9(b)(ii).

10.           Taxes.  The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.  The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares which have been beneficially owned by the Participant for at least six (6) months, in each case having a Fair Market Value equal to the amount to be withheld.  However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction.  The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.  The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

11.           Adjustment Provisions; Change of Control.

(a)           Stock Split, Stock Dividend or Reverse Stock Split.  In the event of a stock split, stock dividend or reverse stock split, of Shares, the number of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options, to a Participant in any fiscal year, and that may after the event be made the subject of Awards under this Plan) and the number Shares subject to outstanding Awards, and the grant, purchase and exercise price with respect to any outstanding Awards, shall thereupon automatically be adjusted proportionately in a manner consistent with such stock split, stock dividend or reverse stock split to prevent dilution or enlargement of the benefits or potential benefits intended to be made under this Plan; provided, however, that the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.  In the event that any such stock split, stock dividend or reverse stock split would result in an outstanding Award consisting of any fractional Share(s), the Committee may cancel such fractional amount or grant an Award of an additional fractional amount so that there is no fraction amount or may make provision for a cash payment, in an amount determined by the Committee to the holder of the Award that would include a fractional Share, in exchange for the cancellation of such factional Share(s) (without any consent of the holder of any such fractional

Share), effective as of the time the Committee specifies (which may be the time such stock split, stock dividend or reverse stock split, is effective).

(b)           Other Adjustment of Shares.  In addition to the non-discretionary adjustment provisions of Section 11(a), if the Committee determines that any dividend or other distribution (whether in the form of cash, other securities, or other property, but not including a dividend of Shares which is governed by Section 11(a)), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under subsection (c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options, that may be granted to a Participant in any fiscal year, and that may after the event be made the subject of Awards under this Plan), (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award.  In any such case, the Committee may also make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under subsection (c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a).  However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b).  Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.  Without limitation, subject to Participants’ rights under subsection (c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

(c)           Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(d)           Change of Control.  Except to the extent the Committee provides a result more favorable to holders of Awards or as otherwise set forth in an Agreement covering an Award, in the event of a Change of Control:

(i)            each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the exercise price of such Shares under the Award;

(ii)           Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(iii)          each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(iv)          each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

(v)           all annual incentive awards that are earned but not yet paid shall be paid, and all annual incentive awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant’s maximum award opportunity for the fiscal year, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is twelve (12).

For purposes of this Section 11, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price.

12.          Miscellaneous.

(a)           Other Terms and Conditions.  The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)            one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)           the purchase of Shares under Options in installments;

(iii)          the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iv)          giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

(v)           restrictions on resale or other disposition; and

(vi)          compliance with federal or state securities laws and stock exchange requirements.

(b)           No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c)           Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits.  This Plan does not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(d)           Requirements of Law.  The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.  Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(e)           Governing Law.  This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.  Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be brought and determined in a court sitting in the County of Manitowoc, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(f)            Severability.  If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(g)           409A Compliance.  Notwithstanding anything to the contrary in this Plan document, any Award or any accompanying forms or related material, the Plan is designed and intended to operate such that all benefits hereunder are exempt from the application of Code Section 409A.  Any provisions of this Plan document, any Award, or any related material which conflict with or would be deemed to violate the preceding stated intent shall be deemed limited, as determined by the Committee in order to ensure the results contemplated in this Section.  Notwithstanding the preceding statements, nothing in this Plan or any related document is intended to provide individual participants or beneficiaries with any guaranty, warranty or assurance of particular tax treatment for benefits hereunder.

13.           Definitions.  Capitalized terms used in this Plan have the following meanings:

(a)           “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b)           “Award” means grants of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, or Performance Units under this Plan.  “Award Agreement” means an agreement covering an Award in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company:

(i)            any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           The Company is merged or consolidated with any other corporation or other entity, other than:  (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities.  Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Company’s Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Company’s Common Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii)          The Company or any Subsidiary sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds fifty percent (50%) of the

Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv)          The Company dissolves and liquidates substantially all of its assets;

(v)           At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board.  For this purpose, a “Continuing Director” shall mean:  (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuous Directors; or

(vi)          A determination by the Board, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred, which determination shall be made for the specific purpose of triggering operative provisions of this Plan.

(e)           “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 11(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)           “Committee” means the Compensation and Benefits Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two (2) Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3.

(h)           “Common Stock” means the common stock of the Company.

(i)            “Company” means The Manitowoc Company, Inc., a Wisconsin corporation, or any successor to The Manitowoc Company, Inc., a Wisconsin corporation.

(j)            “Director” means a member of the Board.

(k)           “Disability” means disability as defined in the Company’s long-term disability plan covering exempt salaried employees.

(l)            “Effective Date” means the date the Company’s shareholders approve this Plan.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(n)           “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange.  If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used.  If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(o)           “Non-Employee Director” means any Director who is not an employee of the Company or any Affiliate.

(p)           “Option” means the right to purchase Shares at a stated price.  “Options” may either be “incentive stock options” which meet the requirements of Code Section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.

(q)           “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates, who the Committee designates to receive an Award under this Plan.  No Non-Employee Director is entitled to receive Awards under this Plan.

(r)            “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish in its discretion.

(s)           “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

(t)            “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(u)           “Plan” means The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan, as amended from time to time.

(v)           “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(w)          “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(x)            “Share” means a share of Common Stock.

(y)           “Stock Appreciation Right” means the right to receive, without payment to the Company, an amount of cash or Shares as determined in accordance with Section 6, based on the amount by which the Fair Market Value on the relevant valuation date exceeds the exercise price.

(z)            “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.